FOR IMMEDIATE RELEASE May 9, 2024 Investor Contacts: Andrew Slabin Andrew.Slabin@wbd.com 212-548-5544 Peter Lee Peter.Lee@wbd.com 212-548-5907 Media Contact: Laura Watson Laura.Watson@wbd.com 747-288-5397 Warner Bros. Discovery Announces Commencement of Cash Tender Offer for an Aggregate Tender Cap of up to $1,750,000,000 for 3.900% Senior Notes due 2024 issued by Discovery Communications, LLC 3.900% Senior Notes due 2024 issued by Scripps Networks Interactive, Inc. 4.000% Senior Notes due 2055 issued by Discovery Communications, LLC 4.650% Senior Notes due 2050 issued by Discovery Communications, LLC 4.950% Senior Notes due 2042 issued by Discovery Communications, LLC 4.875% Senior Notes due 2043 issued by Discovery Communications, LLC 5.200% Senior Notes due 2047 issued by Discovery Communications, LLC 5.300% Senior Notes due 2049 issued by Discovery Communications, LLC 4.650% Global Notes due 2044 issued by Warner Media, LLC 4.850% Global Notes due 2045 issued by Warner Media, LLC 4.900% Global Notes due 2042 issued by Warner Media, LLC 5.350% Global Notes due 2043 issued by Warner Media, LLC 5.050% Senior Notes due 2042 issued by WarnerMedia Holdings, Inc. New York, New York -- Warner Bros. Discovery, Inc. (“Warner Bros. Discovery” or the “Company”) today announced that, in connection with the Company’s previously announced plan to reduce debt, its wholly-owned subsidiaries, Warner Media, LLC, Discovery Communications, LLC and WarnerMedia Holdings, Inc. (each, an “Issuer” and together, the “Issuers”), have commenced a cash tender offer (the “Tender Offer”) to purchase up to $1,750,000,000 aggregate purchase price (excluding accrued and unpaid interest, the “Aggregate Tender Cap”) of the outstanding notes described in the table below (together, the “Notes”), for the consideration and in the order of priority listed in the table below. Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase, dated May 9, 2024 (the "**Offer to Purchase**").

Issuer	Title of Security	Aggregate Principal Amount Outstanding	CUSIP	Acceptance Priority Level (1)	Reference U.S. Treasury Security	Bloomberg Reference Page/ Screen(2)	Fixed Spread (basis points) (3)
Discovery Communications, LLC	3.900% Senior Notes due 2024	$483,810,000	25470DBC2	1	2.25% due November 15, 2024	FIT3	+25
Scripps Networks Interactive, Inc.	3.900% Senior Notes due 2024	$11,920,000	811065AC5	1	2.25% due November 15, 2024	FIT3	+25
Discovery Communications, LLC	4.000% Senior Notes due 2055	$1,643,454,000	25470DBL2 25470DBK4 U25478AH8	2	4.25% due February 15, 2054	FIT1	+195
Discovery Communications, LLC	4.650% Senior Notes due 2050	$959,344,000	25470DBH1	3	4.25% due February 15, 2054	FIT1	+198
Discovery Communications, LLC	4.950% Senior Notes due 2042	$284,940,000	25470DAG4	4	4.50% due February 15, 2044	FIT1	+237
Discovery Communications, LLC	4.875% Senior Notes due 2043	$514,735,000	25470DAJ8	5	4.50% due February 15, 2044	FIT1	+199
Discovery Communications, LLC	5.200% Senior Notes due 2047	$1,250,000,000	25470DAT6	6	4.50% due February 15, 2044	FIT1	+203
Discovery Communications, LLC	5.300% Senior Notes due 2049	$750,000,000	25470DBG3	7	4.25% due February 15, 2054	FIT1	+220
Warner Media, LLC	4.650% Global Notes due 2044	$12,817,000	887317AU9	8	4.50% due February 15, 2044	FIT1	+245
Warner Media, LLC	4.850% Global Notes due 2045	$17,017,000	887317AX3	9	4.50% due February 15, 2044	FIT1	+245
Warner Media, LLC	4.900% Global Notes due 2042	$21,215,000	887317AP0	10	4.50% due February 15, 2044	FIT1	+245
Warner Media, LLC	5.350% Global Notes due 2043	$31,893,000	887317AS4	11	4.50% due February 15, 2044	FIT1	+245
WarnerMedia Holdings, Inc.	5.050% Senior Notes due 2042	$4,500,000,000	55903VBD4 55903VAN3 U55632AG5	12	4.50% due February 15, 2044	FIT1	+195

(1) Subject to the Aggregate Tender Cap and proration, the principal amount of each series of Notes that is purchased in the Tender Offer will be determined in accordance with the applicable Acceptance Priority Level (in numerical priority order with 1 being the highest Acceptance Priority Level and 12 being the lowest) specified in this column.

(2) The Bloomberg Reference Page/Screen is provided for convenience only. To the extent any Bloomberg Reference Page/Screen changes prior to the Price Determination Time (as defined herein), the Lead Dealer Managers referred to below will quote the applicable Reference U.S. Treasury Security from the updated Bloomberg Reference Page/Screen.

(3) The Total Consideration (as defined below) for Notes of each series validly tendered at or prior to the Early Tender Deadline (as defined below) and accepted for purchase will be calculated using the applicable Fixed Spread (as set forth in the table above) and is inclusive of the Early Tender Premium of $30.00 per $1,000 principal amount of Notes for each series.

The Tender Offer is being made upon and is subject to the terms and conditions set forth in the Offer to Purchase. The Tender Offer will expire at 5:00 p.m., New York City time, on June 7, 2024, unless extended or earlier terminated (the "**Expiration Time**"). Any Notes tendered may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on May 22, 2024 (the "**Withdrawal Deadline**"), but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration paid in the Tender Offer for each series of Notes that are validly tendered and not validly withdrawn and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable Reference U.S. Treasury Security specified in the table above and in the Offer to Purchase (the "**Total Consideration**"). Holders of Notes that are validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on May 22, 2024 (such date and time, as the same may be extended, the "**Early Tender Deadline**") and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the "**Early Tender Premium**"). Holders who validly tender their Notes following the Early Tender Deadline and at or prior to the Expiration Time will only receive the applicable "**Tender Offer Consideration**" per $1,000 principal amount of any such Notes tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. The Total Consideration will be determined at 9:00 a.m., New York City Time, on May 23, 2024 (the “Price Determination Time”), unless extended. Payments for Notes purchased will include accrued and unpaid interest, if any, from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the settlement date for such Notes accepted for purchase. The settlement date for Notes that are validly tendered and accepted for purchase is expected to be June 12, 2024, three business days following the Expiration Time (the “Settlement Date”). Subject to the Aggregate Tender Cap and proration, all Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline having a higher Acceptance Priority Level (as shown in the table above, with 1 being the highest) will be accepted before any validly tendered and not validly withdrawn Notes having a lower Acceptance Priority Level (with 12 being the lowest), and all Notes validly tendered after the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Notes validly tendered after the Early Tender Deadline having a lower Acceptance Priority Level. However, Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline will be accepted for purchase before any Notes validly tendered after the Early Tender Deadline, even if such Notes tendered after the Early Tender Deadline have a higher Acceptance Priority Level than Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline. Notes of the series in the last Acceptance Priority Level accepted for purchase in accordance with the terms and conditions of the Tender Offer may be subject to proration (rounded to avoid the purchase of Notes in a principal amount other than in an integral multiple of $1,000) if the aggregate purchase price (excluding accrued and unpaid interest) of the Notes of such series validly tendered and not validly withdrawn would cause the Aggregate Tender Cap to be exceeded. Furthermore, if Notes are validly tendered and not validly withdrawn having an aggregate purchase price equal to or greater than the Aggregate Tender Cap as of the Early Tender Deadline, subject to proration, holders who validly tender Notes after the Early Tender Deadline but at or prior to the Expiration Time will not have any of their Notes accepted for purchase. The Issuers’ obligation to accept for purchase up to the Aggregate Tender Cap of the Notes validly tendered pursuant to the Offer to Purchase is subject to, and conditioned upon, the satisfaction of or, where applicable, their waiver of the conditions described in the Offer to Purchase, including a financing condition that on or prior to the Settlement Date the Issuers receive the net proceeds from one or more debt financing transactions, on terms acceptable to the Issuers and providing net proceeds in an amount that, together with cash on hand and other available sources of liquidity is sufficient in the Issuers’ discretion to fund the purchase of validly tendered Notes accepted for purchase in the Tender Offer and pay all fees and expenses associated with the foregoing. The Issuers reserve the right, in their discretion and subject to applicable law, to extend or terminate the Tender Offer at any time and not accept for payment any Notes not theretofore accepted for payment pursuant to the Tender Offer for any reason, waive any or all of the conditions of the Tender Offer, change the Acceptance Priority Level with respect to the Notes, increase, decrease or eliminate the Aggregate Tender Cap without extending the Withdrawal Deadline or otherwise reinstating withdrawal rights and otherwise amend the terms of the Tender Offer in any respect. The Tender Offer is not conditioned upon any minimum amount of Notes being tendered. The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase, along with any amendments and supplements thereto, which holders are urged to read carefully before making any decision with respect to the Tender Offer. The Issuers have retained Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and MUFG Securities Americas Inc. to act as the Lead Dealer Managers, and Scotia Capital (USA) Inc. and Truist Securities, Inc. to act as the other Dealer Managers in connection with the Tender Offer. Copies of the Offer to Purchase may be obtained from D.F. King & Co., Inc., the Tender and

Information Agent for the Tender Offer, by phone at +1 (212) 269-5550 (banks and brokers) or +1 (800) 791-3319 (all others), by email at WBD@dfking.com or online at www.dfking.com/WBD. Questions regarding the Tender Offer may also be directed to the Lead Dealer Managers as set forth below: Lead Dealer Managers: Deutsche Bank Securities Inc. 1 Columbus Circle New York, NY 10019 Attn: Liability Management Group Toll-Free: (866) 627-0391 Collect: (212) 250-2955 J.P. Morgan Securities LLC 383 Madison Avenue New York, NY 10179 Collect: (212) 834-4045 Toll-Free: (866) 834-4666 MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, NY 10020 U.S.: +1 (212) 405-7481 U.S. Toll-Free: +1 (877) 744-4532 This press release must be read in conjunction with the Offer to Purchase. This press release and the Offer to Purchase contain important information which should be read carefully before any decision is made with respect to the Tender Offer. If you are in any doubt as to the contents of this press release or the Offer to Purchase or the action you should take, you are recommended to seek your own legal, business, tax or other advice, including as to any tax consequences, immediately from your broker, bank manager, solicitor, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, commercial bank, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Tender Offer. None of the Issuers, the Tender and Information Agent or any of the Dealer Managers, nor any director, officer, employee, agent or affiliate of any such person, is acting for any holder of Notes, or will be responsible to any holder of Notes for providing any protections which would be afforded to its clients or for providing advice in relation to the Tender Offer, and accordingly none of the Tender and Information Agent or any of the Dealer Managers, nor any director, officer, employee, agent or affiliate of any such person, assumes any responsibility for the accuracy of any information concerning any of the Issuers, the Company or the Notes or any failure by any of the Issuers to disclose information with regard to the Issuers, the Company or the Notes which is material in the context of the Tender Offer and which is not otherwise publicly available. To the extent permitted by applicable law and whether or not the Tender Offer is consummated, the Company or any of its subsidiaries or affiliates, including the Issuers, may from time to time following the Expiration Time acquire any Notes that remain outstanding in the open market, in privately negotiated transactions, through one or more additional tender offers, one or more exchange offers or otherwise, or may redeem Notes pursuant to the terms of the indentures governing them. Any future purchases or redemptions may be on the same terms or on terms that are more or less favorable to holders of Notes than the terms of the Tender Offer. Any future purchases or redemptions by the Company or any of its subsidiaries or affiliates will depend on various factors existing at that time. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) the Company or any of its affiliates will choose to pursue in the future. The effect of any of these actions may directly or indirectly affect the price of any Notes that remain outstanding after the consummation or termination of the Tender Offer. This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Tender Offer is being made only by, and pursuant to the terms of, the Offer to Purchase. The Tender Offer does not constitute an offer to buy or the solicitation of an offer to sell Notes in any jurisdiction in which such offer or solicitation is unlawful. The Tender Offer is void in all jurisdictions where it is prohibited. In those jurisdictions where the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer shall be deemed to be made on behalf of the Issuers by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction. None of the Issuers, the Tender and Information Agent, the Dealer Managers or any trustee for the Notes is making any recommendation as to whether holders should tender Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

About Warner Bros. Discovery: Warner Bros. Discovery (NASDAQ: WBD) is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of branded content across television, film, streaming and gaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, Max, discovery+, CNN, DC, TNT Sports, Eurosport, HBO, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Pictures Animation, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com. This press release contains certain “forward-looking statements.” These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risks related to the acceptance of any tendered Notes, the expiration and settlement of the Tender Offer, the satisfaction of conditions to the Tender Offer, whether the Tender Offer will be consummated in accordance with the terms set forth in the Offer to Purchase or at all and the timing of any of the foregoing, as well as the risk factors disclosed in the Company's Annual Report on Form 10-K, filed with the SEC on February 23, 2024, and the Company's other filings with the SEC, including but not limited to the Company's most recent reports on Form 10-Q and Form 8-K. Forward-looking statements in this release include, without limitation, statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward- looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. ### Source: Warner Bros. Discovery, Inc.